UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2013

INTERNATIONAL TOWER HILL MINES LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver,	V6E 2K3
British Columbia, Canada
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2013, Jeffery A. Pontius, a member of the Board of Directors of International Tower Hill Mines Ltd. (the “Company”), informed the Company that he will not stand for re-election as a director of the Company at the Company’s next Annual General Meeting of Shareholders due to his activities and business commitments as CEO of another junior mining company. Mr. Pontius will remain a director until the Company's 2013 Annual General Meeting of Shareholders, which is currently scheduled to be held on June 6, 2013 and continue his present consultancy to the Company. This was a planned departure as part of the transition from the time that Mr. Pontius ceased being the Company’s CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: April 29, 2013	By:	/s/ Tom Yip
	Name:	Tom Yip
	Title:	Chief Financial Officer